Exhibit 10.29

MODIFICATION TO LOAN AND SECURITY AGREEMENT

This First Modification to Loan and Security Agreement (this "Modification") is entered into by and between ABAXIS, INC. ("Borrower") and COMERICA BANK-CALIFORNIA ("Bank") as of this 29th day of March, 2002, at San Jose, California.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Loan and Security Agreement (Accounts and Inventory) dated March 13, 2002. The Loan and Security Agreement and each modification shall collectively be referred to herein as the "Agreement."

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

  Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

  Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

  Section 2.2 is hereby deleted in its entirety and replaced with the following.

  "Except as hereinbelow provided, the Credit shall bear interest, on the Daily Balance owing, at a fluctuating rate of interest equal to the Base Rate plus Zero 00/100 (0.00%) percentage points per annum effective March 29,2002."

  Legal Effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof. Except as specifically set forth in this Modification, all the terms and conditions of the Agreement remain in full force and effect.

  Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

ABAXIS, INC. COMERICA BANK-CALIFORNIA

By: /s/ Alberto Santa Ines By: /s/ Florina Sy

Title: Interim CFO Title: Corporate Banking Officer

MODIFICATION TO

LOAN AND SECURITY AGREEMENT

This Second Modification to Loan and Security Agreement (this "Modification") is entered into by and between Abaxis, Inc. ("Borrower") and COMERICA BANK-CALIFORNIA, ("Bank") as of March 29, 2002 at Inglewood, California.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a loan and Security Agreement dated March 13, 2002. The Loan and Security Agreement and each Modification thereto, shall collectively by referred to herein as the "Agreement."

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

    Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

    Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in this Modification, the Agreement is hereby modified as set forth below.

          Section 6.9(a) of the Agreement shall be deleted and the following shall be substituted therefor:

    "6.9 a. Borrower will now make any distribution or declare or pay any dividend (in stock or in cash) to any shareholder or on any of its capital stock, of any class, whether now or hereafter outstanding, or purchase, acquire, repurchase, or redeem or retire any such capital stock; provided, however, that 1)Borrower may make non-cash distributions and dividends up to an amount required by the terms of the Preferred Stock, 2) Borrower may make cash distribution and dividends not to exceed 25% of net profit after taxes on an annual basis, and 3) to the extent that as so long as Borrower is an entity that is not directly subject to Federal income taxation and with respect to which any earnings are attributed ratably to each Person with an ownership interest in Borrower, Borrower may make distributions to each such Person in an amount necessary to pay each such Person's income tax resulting from such ownership interest in Borrower, and; provided, further, that, promptly upon request of Bank, Borrower shall cause each such Person to provide Bank with copies of its tax return to substantiate any such distribution;"

    Legal Effect. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, amendment of, or forbearance with respect to any Event of Default that may now exist or may occur after the date hereof, or with respect to any other right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

    Conditions Precedent to the Modification. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof, which shall include limit, such other documents and completion of such other matters, as bank may reasonably deem necessary or appropriate.

    Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties

    Counterpart Execution. This Modification may be executed in two or more counterparts, each of which shall be deemed an original , but all of which shall constitute one instrument.

IN WITNESS HEREOF, the parties have agreed as of the date first set forth above.

Abaxis, Inc. COMERICA BANK-CALIFORNIA

By: /s/ Alberto Santa Ines By: /s/ Florina Sy

Title: Interim CFO Title: Corporate Banking Officer